Exhibit 3.15

CERTIFICATE OF INCORPORATION

OF

CREATIVE ORTHOTICS & PROSTHETICS, INC.

Under Section 402 of the Business Corporation Law.

I, the undersigned, for the purpose of forming a corporation under Section 402 of the Business Corporation Law, do hereby sign and acknowledge this Certificate for that purpose as follows:

1.                                       The name of the corporation is:

CREATIVE ORTHOTICS & PROSTHETICS, INC.

2.                                       The purposes for which it is formed are:  To manufacture, assemble, purchase, repair, adjust, fit, distribute and sell orthotic and prosthetic devices; to acquire, hold, manage, lease, sell, convey, mortgage and otherwise deal in and with and dispose of by sale or otherwise lands, buildings, leaseholds and all other estates and real or personal property, to do and perform all lawful things in any way useful in connection with the foregoing and to have and exercise all powers conferred by and under the New York Business Corporation Law and the laws of the State of New York as amended from time to time.

3.                                       The office of the corporation is to be located in the City of Elmira, County of Chemung and State of New York.

4.                                       The aggregate number of shares which the corporation shall have authority to issue is 200 shares of no par value.  All shares shall be of one class to be known as common shares.

5.                                       The Secretary of State of the State of New York is hereby designed as the agent of the corporation upon whom process against it may be served and the post office address of which the Secretary of State shall mail a copy of any process against it served upon him is Elmira Medical Arts Building, Room 103, Elmira, New York 14901.

6.                                       The duration of the corporation shall be perpetual.

7.                                       The subscriber of this Certificate of Incorporation is over the age of 18 years.

IN WITNESS WHEREOF, this Certificate has been subscribed this 12th day of September, 1985, by the undersigned who affirms that the statements made therein are true under the penalties of perjury.

/s/ James C. Graner
JAMES C. GRANER
86 Durland Avenue
Elmira, New York 14905